Exhibit 5.1

January 18, 2024

AgEagle Aerial Systems Inc.

8863 East 34th Street North

Wichita, Kansas 67226

Re:	AgEagle Aerial Systems Inc./Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to AgEagle Aerial Systems Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of 16,319,165 shares (the “Warrant Shares”) of common stock, $0.001 par value per share, to be sold by certain stockholders of the Company (the “Selling Stockholders”), under a Registration Statement on Form S-1 (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Warrant Shares are to be issued upon exercise of certain Common Stock Purchase Warrants (the “Warrants”) as issued by the Company consisting of (i) 14,835,605 Warrant Shares underlying the Warrants at an exercise price of $0.10 per warrant issued to certain Selling Stockholders in a private placement pursuant to certain notices (the “Investor Notices”) received by the Company from the Selling Stockholders on November 15, 2023, the Assignment, Waiver and Amendment Agreement (the “Assignment Agreement”) among the Company and certain Selling Stockholders, dated November 15, 2023, and the Securities Purchase Agreement (the “Series F Agreement”) between the Company and one of its investors, dated June 26, 2022; and (ii) 1,483,560 Warrant Shares underlying the Warrants at the exercise price of $0.10 per warrant initially issued to Dawson James Securities, Inc. (“Dawson”) in a private placement pursuant to an engagement letter between Dawson and the Company, dated November 15, 2023 (the “Engagement Letter”), of which Warrants for 1,281,796 Warrant Shares were subsequently assigned by Dawson to certain Selling Stockholders.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a) the Registration Statement;

(b) form of the Warrants;

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(c) the Investor Notices;

(d) the Assignment Agreement;

(e) the Series F Agreement;

(f) the Engagement Letter;

(g) resolutions of the Board of Directors related to the approval of the Series F Agreement, the Engagement Letter, and the sale and issuance of the Warrants; registration of the Warrant Shares under the Securities Act; and authorization of the Company to execute, deliver, and perform its obligations under the Series F Agreement and the Warrants; and

(h) originals or copies, certified or otherwise identified to our satisfaction, of the Company’s charter documents and other corporate records of the Company, certificates, and forms of agreements and instruments as relevant related to the issuance and the registration of the Warrant Shares under the Securities Act as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination of documents, we have assumed the legal capacity of all-natural persons executing the documents; the genuineness of all signatures on the documents; the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies or forms; that the parties to such documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder; other than with respect to the Company, the due authorization by all requisite action, corporate or other of the documents; the execution and delivery by all parties of the documents; and the validity and binding effect of the documents on all parties.

We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.

The opinions set forth below are also subject to the further qualification that the enforcement of any agreements or instruments referenced herein and to which the Company is a party may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Based on the foregoing and in reliance thereon, and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that the Warrant Shares have been duly authorized, and upon issuance upon exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid, and nonassessable.

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The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention after the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada, excluding securities laws of the State of Nevada as to which we express on opinion. We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Warrant Shares.

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sherman & Howard L.L.C.

SHERMAN& HOWARD L.L.C.